                                                             EXHIBIT 22

                                  BARNES GROUP INC.

                                LIST OF SUBSIDIARIES
                                --------------------

          Operating Subsidiaries of the Company:
          --------------------------------------

                                                  Jurisdiction of
                    Name                           Incorporation
                    ----                          ---------------
          Associated Spring-Asia PTE. LTD.         Singapore
          Associated Spring SPEC Limited           United Kingdom
          Barnes Group (Bermuda) Limited           Bermuda
          Barnes Group Canada Inc.                 Canada
          Barnes Group Holding B.V.                Netherlands
          Bowman Distribution Europe Limited       United Kingdom
          Bowman Distribution France S.A.          France
          Resortes Mecanicos, S.A.                 Mexico
          Ressorts SPEC, EURL                      France
          Stumpp & Schuele do Brasil Industria e   Brazil
            Comercio Limitada
          Windsor Airmotive Asia PTE. LTD.         Singapore

                   Associated Spring SPEC Limited is wholly-owned by Bowman
          Distribution Europe Limited. Ressorts SPEC, EURL is wholly-owned by Bowman Distribution France S.A. Windsor Airmotive Asia PTE. LTD. is wholly-owned by Barnes Group Canada Inc. Associated Spring-Asia PTE. LTD., and Stumpp & Schuele do Brasil Industria e Comercio Limitada are wholly-owned by Barnes Group (Bermuda) Limited. Resortes Mecanicos, S.A. is owned by Barnes Group (Bermuda) Limited (87%) and Barnes Group Canada Inc. (13%). Barnes Group Canada Inc., Bowman Distribution Europe Limited, and Bowman Distribution France S.A. are wholly-owned by Barnes Group Holding B.V. Barnes Group (Bermuda) Limited and Barnes Group Holding B.V. are wholly-owned by Barnes Group Inc. The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see note 1 of the Notes to Consolidated Financial Statements on page 18 of the 1995 Annual Report to Stockholders.